Exhibit 10.02
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Redistribution Center (RDC) Agreement

THIS REDISTRIBUTION CENTER (RDC) AGREEMENT (“Agreement”), is made effective as of June 6, 2022 (the “Effective Date”), by and between DexCom, Inc. (“Manufacturer”), and U.S. Pharmaceutical, a division of McKesson Corporation (“US Pharma”). Manufacturer and US Pharma may be referred to together as the "Parties" or individually as a "Party.".

RECITALS

A.Manufacturer and US Pharma are parties to that certain Core Distribution Agreement for Diabetic Supplies and Equipment dated October 1, 2020 (as amended, the “DSA”) pursuant to which Manufacturer sells to US Pharma branded diabetic medical device products manufactured by Manufacturer (each a “Product” and collectively, the “Products”) for resale to US Pharma’s customers.

B.US Pharma utilizes its Aurora, Colorado redistribution center (the "RDC") to reroute products through its strategic redistribution center network to its local distribution centers and/or customer warehouses.

C.Manufacturer desires to deliver products to the RDC in lieu of making separate deliveries to each distribution center in US Pharma's distribution center network.

NOW, THEREFORE, for and in consideration of the Recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

1.Recitals

The above Recitals are true and correct and are incorporated into this Agreement by this reference.

2.Ordering/Redistribution

a.US Pharma's orders shall be issued only from the US Pharma central office and not from a distribution center. Any exceptions must be mutually agreed upon prior to order placement and delivery.

b.US Pharma will receive product shipments at the RDC and will reroute such Products to its forward distribution centers and customer warehouses, as applicable (the “RDC Services”).

c.In consideration of the RDC Services to be provided pursuant to this Agreement, Manufacturer will pay the RDC Services Fee as determined in accordance with Section 3 below.

d.Manufacturer agrees to deliver Products in accordance with this Agreement and the instructions provided by US Pharma with each order.

e.The Parties agree that some Product(s) may be available at another US Pharma facility as of the Effective Date of this Agreement and that any such Product(s) will be delivered and sold by US Pharma in the ordinary course.

3.RDC Fee

a.As consideration for the RDC Services performed hereunder, Manufacturer shall pay to US Pharma a fee equal to [***] ([***]) of McKesson's gross purchase volume of Products based on the Manufacturer’s published wholesale acquisition cost for each Product, as in effect as of the date of purchase by US Pharma (the "RDC Fee").

b.The RDC Fee will be invoiced at the end of each calendar month with respect to Products purchased by US Pharma from Manufacturer during the calendar month. Manufacturer shall pay the RDC Fee to US Pharma by EFT, ACH or check no later than thirty (30) days from the end of the calendar month in which such RDC Fee was earned. Any RDC Fee which remains unpaid thirty (30) days after the invoice date may be deducted by US Pharma or its affiliates from any amount owed by US Pharma or its affiliates to Manufacturer or its affiliates.

4.Transportation Fees

Manufacturer shall be responsible for all transportation fees and insurance for the delivery of Product(s) to the RDC.

5.Insurance

All associated inventory insurance for Products at the RDC is the sole responsibility of US Pharma.

6.Term and Termination.

a.The term of this Agreement begins on the Effective Date and continues for a period of one (1) year. Thereafter, the Agreement shall automatically renew for successive one (1) year terms, unless either Party gives written notice no less than sixty (60) days prior to the end of any term of its intent not to renew.

b.Either Party may terminate this is Agreement at any time, without cause, by giving the other Party sixty (60) days prior written notice.

c.This Agreement may be terminated by either Party if the other Party shall default in the performance of any term or condition of this Agreement, and such default is not cured within thirty (30) days after written notice to the other, specifying the nature of the default.

d.Either Party may terminate this Agreement immediately, if (i) the other Party is unable to pay its debts, becomes insolvent, makes an assignment for the benefit of creditors or commits any act amounting to a business failure; or (ii) proceedings in bankruptcy or reorganization or for an appointment of a receiver or trustee for or over the other Party’s property are instituted by or against such Party in any court having jurisdiction thereof, and such proceedings are not vacated, set aside or stayed within ninety (90) days of filing thereof.

e.This Agreement will automatically terminate upon termination or expiration of the DSA.

7.Manner of Giving Notice

All notices under this Agreement shall be in writing addressed to the other Party as set forth below, and shall be deemed to have been effectively given (a) on the same day when personally delivered or, provided that such notice is also concurrently given as specified in subsections (b) or (c) below, emailed (return receipt confirmed), (b) three (3) days after having been deposited in the United States mail, registered or certified, or (c) the day after having been sent overnight express courier (receipt confirmed):

To US Pharma:      U.S. Pharmaceutical, a division of McKesson Corporation
6555 North State Highway 161
Irving, TX 75039
Attn:     Brandon Miller
VP, Wholesale Distribution Services

AND

BrandRxLegalNotification@McKesson.com

With a copy (which does not constitute notice) to:

U.S. Pharmaceutical, a division of McKesson Corporation
6555 North State Highway 161
Irving, TX 75039
Attn:     Henry Ma
Managing Chief Counsel, Manufacturer Relationships,
US Pharmaceutical

AND

SupplierNoticesLawDept@McKesson.com

To Manufacturer:   DexCom, Inc.
6340 Sequence Drive
San Diego, CA 92121
Attn: Contract Management and Operations

With a copy to:

DexCom, Inc.
6340 Sequence Drive
San Diego, CA 92121
Attn: Legal Department

AND

Legal@Dexcom.com

A Party shall have the right to change the place to which notice shall be sent or delivered by notice sent in the manner described above to the other Party.

8.Independent Contractor

Nothing in this Agreement is intended to mean, or shall be construed to mean, that US Pharma or any of its employees or agents are the agents, representatives or employees of Manufacturer or that Manufacturer or any of its employees or agents are the agents, representatives or employees of US Pharma. US Pharma and Manufacturer are independent contractors for all purposes and at all times.

9.No. Waiver. Assignment

The failure of any party to enforce at any time or for any period of time any one or more of the provisions hereof shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce each such provision. This Agreement may not be assigned, nor any right or obligation delegated, by Manufacturer without US Pharma’s prior written consent.

10.Controlling Law

The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

11.Amendment.

No agent, employee or other representative of either Party is empowered to alter any term of this Agreement, unless done in writing and signed by authorized representatives of both Parties.

12.Entire Agreement. Severability.

This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and merges and supersedes and terminates all prior written and oral agreements regarding the subject matter of this Agreement. No representations were made or relied upon by either Party other than those that are expressly set forth in this Agreement. If all or part of a provision of this Agreement is found illegal or unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the remainder of that provision and all other provisions of this Agreement will not be affected. The DSA is not superseded nor terminated by this Agreement, but rather the DSA is to be interpreted in conjunction with this Agreement.

13.Force Majeure

Except for the obligation to pay money, neither Party will be liable to the other Party for any failure or delay in performance caused by reasons beyond such party’s reasonable control, including but not limited to acts of God, war, riot, acts of terrorism, fire, shortage of materials or transportation, strikes or acts of civil or military authorities, provided such Party gives prompt written notice thereof to the other Party.

14.Headings

The headings of the Sections of this Agreement are for convenience of reference only, are not part of this Agreement and shall not be used in its interpretation.

15.Capitalized Terms.

Capitalized terms in this Agreement not otherwise defined shall have the meanings ascribed to such terms in the DSA.

16.Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one part but all such counterparts taken together shall constitute one instrument.

AGREED AND ACCEPTED:

DexCom, Inc.	U.S. Pharmaceutical, a division of McKesson Corporation

By: /s/ BRICE BOBZIEN	By: /s/ KIRK KAMINSKY

Name: Brice Bobzien	Name: Kirk Kaminsky

Title: SVP, Finance	Title: President

Date: 6/8/2022	Date: 6/13/2022

[Signature Page to the Redistribution Center (RDC) Agreement]